CUSIP No.      863155107             13G                       Page 7 of 9 Pages



                          EXHIBIT 1 TO SCHEDULE 13G
                      ----------------------------------

                               December 8, 1997
                      ----------------------------------



           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MILLER ANDERSON &

         SHERRERD LLP, hereby agree that, unless differentiated, this Schedule

         13G is filed on behalf of each of the parties.


            MILLER ANDERSON & SHERRERD LLP

   BY:      /s/ Donald P. Ryan
            --------------------------------------------------------------------
            Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.

            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

   BY:      /s/ Bruce Bromberg
            --------------------------------------------------------------------
            Bruce Bromberg / Morgan Stanley & Co. Incorporated